Exhibit 99.1

NEWS RELEASE

	Contacts:	Susser Holdings Corporation
Mary Sullivan, Chief Financial Officer
(361) 693-3743, msullivan@susser.com

FOR IMMEDIATE RELEASE		DRG&E
Ken Dennard, Managing Partner
(713) 529-6600, ksdennard@drg-e.com
Anne Pearson, Senior Vice President
(210) 408-6321, apearson@drg-e.com

Susser Holdings Provides Update on Town & Country Integration,

Records 11.7% Same-Store Merchandise Sales Growth in the 4th Quarter

CORPUS CHRISTI, Texas, January 11, 2008 – Susser Holdings Corporation (NASDAQ: SUSS) today provided updates on progress in the Town & Country Food Stores integration and on its fourth quarter 2007 operating performance.

Merger Integration Update

Susser Holdings now expects total administrative expense and procurement savings resulting from the integration of Town & Country Food Stores into Susser Holdings to be approximately $5 million annually versus $2 million announced previously. This reflects expected savings from reductions in corporate staffing, reductions in duplicative overhead expenses and improved supplier/vendor terms that have recently been negotiated for the combined company.

“While there is still work to do, we have made significant progress in integrating the two companies,” said Sam L. Susser, Susser’s President and Chief Executive Officer. “We’ve identified new opportunities and are more confident than ever in our ability to realize benefits from our increased scale and geographic diversity.

“As of the first of January, we have successfully incorporated Town & Country’s results of operations into Susser’s financial reporting system, which will allow us to provide good visibility into the combined company’s results for the first quarter of 2008,” Susser said.

During the fourth quarter, the Company completed negotiations and entered into a new three-year supply agreement with the McLane Company, the primary grocery and merchandise supplier to both Susser and Town & Country, which provides for a new delivery fee-based pricing structure under which the Company expects to achieve significant cost savings.

The Company has reached additional agreements with its major beverage suppliers – along with various other smaller suppliers and service providers – that are expected to account for a portion of the annual cost savings. There may be further cost savings opportunities as other contracts mature.

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In addition, the Company’s merger and integration committee completed a comprehensive analysis of the management and back-office systems at Town & Country and implemented plans to reorganize the Retail Division management teams. The Company has offered certain individuals the option to accept relocation opportunities, and numerous duplicative corporate positions will be eliminated. Several major steps toward consolidating the back office systems have been completed, and the Company expects to complete this process and the associated relocations by September 2008. Substantially all of the 1,800 Town & Country retail operations employees in Texas and New Mexico remain in their current positions.

“The work of our merger and integration committee has been thorough, prompt and professional,” Susser said. “There were a number of difficult decisions that had to be made, and we’re comfortable that we’ve taken the right steps to ensure the long-term success of the Company.

“At the end of this process, Town & Country CEO Alvin New notified us that although he remains committed to ensuring the successful integration of the two businesses, he is unable to make the commitment to relocate his family from San Angelo to the Corpus Christi area this summer; so the Company has begun a search to recruit a strong and experienced executive to lead our Retail Division,” Susser said. “Alvin has indicated he will continue in his current role until his successor can be identified.”

The anticipated cost savings from the merger is only one of many factors that may impact the Company’s future results. Notably, Town & Country fuel margins during fiscal 2007 were several cents higher than historical averages, and any anticipated cost synergies could be offset by lower fuel margins or by the impact of other operating factors in future periods.

4th Quarter Same-Store Sales Growth and New Store Openings

Susser expects to report same-store merchandise sales growth for the fourth quarter of 2007 of approximately 11.7%. For the full fiscal year 2007, same-store merchandise sales are expected to grow by approximately 7.7%. For the fourth quarter, retail average per-store fuel volumes are expected to increase by 9.3%. This would translate into full-year average per-store fuel volume growth of 5.0%. The Company’s same-store merchandise sales growth and average per-store fuel volume results do not reflect the contribution of the 168 Town & Country Stores acquired on Nov. 13, 2007.

During the fourth quarter, the Company opened nine new retail units, bringing the total number of new and acquired stores in 2007 to 186, including the 168 acquired Town & Country stores. Also during the quarter, three retail locations were closed, bringing the total retail store count to 505 as of December 31, 2007. One additional store has been opened since year-end.

Susser Petroleum Company, the Company’s wholesale fuel business, opened 13 new dealer locations and closed two during the fourth quarter, bringing the total dealer network count to 388 at year-end. The Company expects to report wholesale volume growth of 4.5% for the fourth quarter and 3.0% for the full year. Full year results reflect the impact of selling 25 unattended fueling sites in mid-2006.

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About Susser Holdings Corporation

Corpus Christi, Texas-based Susser Holdings Corporation is a third generation family led business that operates 506 convenience stores in Texas, New Mexico and Oklahoma under the Stripes, Town & Country and Village Market banners. Restaurant service is available in more than 280 of its stores, primarily under the proprietary Laredo Taco Company and Country Cookin’ brands. The Company also supplies branded motor fuel to 388 independent dealers through its wholesale fuel division.

Forward-Looking Statements

This news release contains “forward-looking statements” which may describe the Company’s objectives, targets, plans or strategies, or expected, anticipated or estimated costs or cost savings, operating results, capital expenditures, store re-branding initiatives, expansion of food service offerings, potential acquisitions, new store openings or dealer location openings. These statements are based on current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially, including but not limited to: competition from other convenience stores, gasoline stations, supermarkets, hypermarkets and other wholesale fuel distributors; changes in economic conditions; volatility in energy prices; successful integration and anticipated future financial performance and trends of Town & Country; political conditions in key crude oil producing regions; wholesale cost increases of tobacco products; adverse publicity concerning food quality, food safety or other health concerns related to our restaurant facilities; consumer behavior, travel and tourism trends; devaluation of the Mexican peso or restrictions on access of Mexican citizens to the U.S.; unfavorable weather conditions; changes in state and federal regulations; dependence on one principal supplier for merchandise, two principal suppliers for gasoline and one principal provider for transportation of substantially all of our motor fuel; financial leverage and debt covenants; changes in debt ratings; inability to identify, acquire and integrate new stores; dependence on senior management; acts of war and terrorism; and other unforeseen factors. For a full discussion of these and other risks and uncertainties, refer to the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2006. These forward-looking statements are based on and include our estimates as of the date hereof. Subsequent events and market developments could cause our estimates to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.

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